UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TERAWULF INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

LETTER TO STOCKHOLDERS
March [ ], 2024
Dear Fellow Stockholders:
On behalf of the Board of Directors, it is my pleasure to invite you to TeraWulf Inc.’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format only, on Thursday, April 16, 2024, at 11:00 A.M., Eastern Time.
Enclosed you will find information regarding the matters to be voted on in the accompanying notice of the annual meeting of stockholders and proxy statement. We are sending our stockholders this proxy statement, our annual report for the fiscal year ended December 31, 2023 and other relevant materials. The proxy statement contains important information about the business to be conducted at the Annual Meeting, the proposals we will consider and how you can vote your shares. Please be sure to carefully follow the instructions contained in these proxy materials.
You may visit www.investors.terawulf.com to access various web-based reports, executive messages and timely information about TeraWulf’s global business.
Whether or not you plan to attend the virtual Annual Meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying proxy statement. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the meeting and vote your shares at the meeting if you wish to do so.
If you have questions about the Annual Meeting or need additional copies of our proxy materials, please contact Investor Relations at 410-770-9500 or info@terawulf.com. If you require assistance in submitting your proxy or voting your shares, please contact EQ Shareowner Services at stocktransfer@equiniti.com or 651-450-4064.
If your bank, brokerage firm or other nominee holds your shares, you also should contact your nominee for additional information.
We look forward to your attendance at our virtual Annual Meeting and appreciated your continued support.
Sincerely,
Paul Prager
Chairman of the Board of Directors

TERAWULF INC.
9 Federal Street
Easton, MD 21601
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of TeraWulf Inc. (the “Company”). The Annual Meeting will be held in a virtual meeting format only on Thursday, April 16, 2024, at 11:00 A.M., Eastern Time. You will be able to attend and participate in the annual meeting online by visiting: www.proxypush.com/WULF, where you will be able to listen to the meeting live, submit questions and vote. To be admitted to the virtual meeting, eligible persons must first register at anytime before the Annual Meeting by visiting register.proxypush.com/WULF on their smartphone, tablet or computer. You will then be required to enter the 16-digit control number found on your proxy card or voting instruction form. If your shares are held in “street name” through a broker, bank or other nominee, you may obtain your control number by contacting them. If you encounter any trouble registering at visiting register.poxypush.com/WULF, you may seek assistance by clicking “Having trouble registering?” at the bottom of the page. After registering, you will receive a confirmation email. Additionally, you will receive a reminder email approximately one hour before the start of the meeting to the email address provided during registration. If you encounter any difficulty accessing the Annual Meeting or during the Annual Meeting, please call the technical support number posted on the Annual Meeting website. The technical support number will be available at least 15 minutes before the start of the meeting.
We encourage shareholders to visit www.proxypush.com/WULF for the most up-to-date information on the Annual Meeting, any procedures and limitations concerning attendance, and instructions on how to vote and ask questions during the Annual Meeting. Whether or not shareholders plan to attend the virtual-only Annual Meeting, we urge shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in these proxy materials. The Annual Meeting is being held for the following purposes:
1.The election of Paul Prager, Nazar Khan, Kerri Langlais, Michael Bucella, Walter Carter, Amanda Fabiano, Christopher Jarvis, Catherine Motz, Steven Pincus and Lisa Prager to the Company’s Board of Directors for one-year terms;
2.The approval, on a non-binding, advisory basis, of the compensation of our named executive officers (“Say-on-Pay”);
3.The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
4.The approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the maximum number of authorized shares of common stock, with the par value of $0.001 per share, from 400,000,000 to 600,000,000 (the “Charter Amendment”); and
5.To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof.
These matters are more fully described in the enclosed proxy statement. The Board of Directors recommends that you vote FOR ALL the director nominees, FOR the advisory approval of the Say-on-Pay proposal, FOR the ratification of the appointment of the independent auditors and FOR the Charter Amendment. Holders of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and holders of shares of our Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), voting together as a single class, of record at the close of business on March 19, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

If you have questions about the Annual Meeting or need additional copies of our proxy materials, please contact Investor Relations at 410-770-9500 or info@terawulf.com. If you require assistance in submitting your proxy or voting your shares, please contact EQ Shareowner Services at stocktransfer@equiniti.com or 651-450-4064.

March [ ], 2024	By order of the Board of Directors

Paul Prager
Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend TeraWulf Inc.’s Annual Meeting, we strongly encourage you to submit your proxy or voting instructions as soon as possible.
We also encourage you to submit your proxy or voting instructions via the Internet. For instructions on how to submit your proxy or voting instructions and how to vote your shares, please refer to the section entitled “Some Questions You May Have Regarding This Proxy Statement” beginning on page 1 of the accompanying proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING
The proxy statement for the Annual Meeting and the Company’s annual report for the fiscal year ended December 31, 2023 are available on the Internet at www.investors.terawulf.com.

Proxy Statement	1

Proposal 1 – Election of Directors	7

Executive Officers	16

Executive Compensation	17

Proposal 2 – Non-Binding, Advisory Vote on Executive Compensation	26

Certain Relationships and Related Person Transactions	27

Report of the Audit Committee	33

Audit-Related Fees, Tax Fees and All Other Fees	34

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	35

Proposal 4 - Approval of Amendment to the Amended and Restated Certificate of Incorporation of the Company to Increase the Maximum Number of Authorized Shares of Common Stock, with the Par Value of $0.001 per Share, from 400,000,000 to 600,000,000	36

Security Ownership of Certain Beneficial Owners and Management	37

Stockholder Proposals	39

Householding Matters	39

Other matters	39

Cautionary Statement Regarding Forward-Looking Statements	40

Appendix A - Charter Amendment	A-1
i

TERAWULF INC.
PROXY STATEMENT
Annual Meeting of Stockholders of TeraWulf Inc. to be held on April 16, 2024
Some Questions You May Have Regarding This Proxy Statement
Why did I receive these proxy materials?
The Board of Directors (the “Board of Directors”) of TeraWulf Inc. (the “Company”) is soliciting proxies for our 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format only, on Thursday, April 16, 2024, at 11:00 A.M., Eastern Time. As a holder of shares of our Common Stock, par value $0.001 per share (“Common Stock”), or as a holder of shares of our Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), as of the close of business on March 19, 2024, which is the record date (the “Record Date”) fixed by the Board of Directors, you are invited to attend the Annual Meeting and are entitled and urged to vote your shares on the proposals described in this proxy statement. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and other matters. Our annual report to stockholders for the fiscal year ended December 31, 2023 is available to review with this proxy statement.
What proposals will be voted on at the Annual Meeting?
The three matters scheduled to be voted on at the Annual Meeting are:
1.The election of Paul Prager, Nazar Khan, Kerri Langlais, Michael Bucella, Walter Carter, Amanda Fabiano, Christopher Jarvis, Catherine Motz, Steven Pincus and Lisa Prager to the Company’s Board of Directors for one-year terms;
2.An advisory vote to approve the compensation of our named executive officers (“Say-on-Pay”);
3.The ratification of the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
4.The approval of an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the maximum number of authorized shares of common stock, with the par value of $0.001 per share, from 400,000,000 to 600,000,000 (the “Charter Amendment”).
In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.
Who can vote at the Annual Meeting?
Anyone owning shares of Common Stock or Series A Preferred Stock at the close of business on the Record Date for this year’s Annual Meeting is entitled to attend and to vote on all items properly presented at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, EQ Shareowner Services (“EQ”), then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote electronically at the Annual Meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, at the close of business on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. The nominee holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. Please see “How do I vote” below regarding voting procedures for beneficial owners.
How do I vote?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in any one of the following ways:
•You may vote at the Annual Meeting. If you or your proxy wish to vote at the Annual Meeting, you or your proxy will need to attend the Annual Meeting by visiting www.proxypush.com/WULF. To be admitted to the virtual meeting, eligible persons must first register at anytime before the Annual Meeting by visiting register.proxypush.com/WULF on their smartphone, tablet or computer. You will then be required to enter your 16-digit control number included in your voting instruction form or proxy card. If you encounter any difficulty accessing the Annual Meeting or during the Annual Meeting, please call the technical support number posted on the Annual Meeting Website. The technical support number will be available at least 15 minutes before the start of the meeting. If you vote in advance online, by phone or by mailing in a proxy card, you may still attend the Annual Meeting and vote during the meeting, but, in that case, only the votes you enter during the meeting will count. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet, or by mail so that your vote will be counted if you ultimately decide not, or are unable, to attend.
•You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•You may vote by telephone. To vote over the telephone, call toll-free 1-866-883-3382 from any touch-tone telephone and follow the instructions. Have your Notice or proxy card available when you call. You will be asked to provide the control number from your Notice or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on April 15, 2024.
•You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/WULF to complete an electronic proxy card (have your Notice or proxy card in hand when you visit the website). You will be asked to provide the control number from your Notice or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on April 15, 2024.
Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card received from their broker, bank or other nominee to such nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. We therefore urge you to vote in advance of the Annual Meeting using the voting instructions provided by your broker, bank or other nominee.
How can I participate during the Annual Meeting?
We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as shareholders would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the Internet via live webcast. Shareholders will be able to attend and participate online and submit questions in advance and during the Annual Meeting by visiting www.proxypush.com/WULF.
The virtual Annual Meeting format allows shareholders to communicate with us during the Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question or questions in advance of the Annual Meeting, you may do so at www.proxypush.com/WULF on an ongoing basis. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at

www.proxypush.com,/WULF, clicking the Q&A button on your screen and typing your question into the provided text field.
We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting will be available during the Annual Meeting at www.proxypush.com/WULF.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•Providing another proxy, or using any of the available methods for voting, with a later date;
•Notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or
•Voting at the Annual Meeting.
Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
Who is asking me for my vote?
The Company is soliciting your proxy on behalf of the Board of Directors. The Company will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and employees, may solicit proxies in person, by telephone or by electronic means. Such directors and employees will not receive any special remuneration for these efforts.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies for the Annual Meeting by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors on the proposals as described below and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.
What are my voting rights?
Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting and each share of Series A Preferred Stock is entitled to vote with the Common Stock on an as-converted basis, voting together as a single class. At the close of business on the Record Date, there were shares of Common Stock outstanding and shares of Series A Preferred Stock, representing shares of Common Stock on an as-converted basis. A list of all record stockholders as of the Record Date will be available during ordinary business hours at the Company’s principal place of business located at 9 Federal Street, Easton, MD 21601, from Friday, April 5, 2024, at least 10 days before the Annual Meeting, and will also be available for inspection at the Annual Meeting.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
•FOR the election of each of the director nominees named in this proxy statement;

•FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
•FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•FOR the approval of the Charter Amendment.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held. The presence, represented in person or by proxy, of the holders of a majority of the voting power of our outstanding Common Stock and Series A Preferred Stock entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Abstentions, “WITHHOLD” votes and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chair of the meeting may adjourn the meeting to another time or place.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the Annual Meeting. The beneficial owner of shares held in “street name” is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other nominee votes shares on the “routine” matters but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
What matters are considered “routine” and “non-routine”?
The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal No.3) and the Charter Amendment (Proposal No. 4) are considered “routine.” The election of directors (Proposal No. 1) and the non-binding, advisory vote to approve the compensation of our named executive officers (Proposal No. 2) are considered “non-routine.”
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote on such proposal at the Annual Meeting (Proposal Nos. 2, 3 and 4). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, you may only vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast on a proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.

What is the voting requirement to approve each of the proposals?
Proposal No. 1: Election of Directors. Directors are elected by a plurality of the votes cast. For each director nominee, you may vote (i) “FOR” or (ii) “WITHHOLD.” Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal.
Proposal No. 2: “Say-On-Pay.” The approval, on a non-binding, advisory basis, of the compensation of our named executive officers requires the affirmative vote of the majority of voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal. While the results of this advisory vote are non-binding, the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for our named executive officers.
Proposal No. 3: Ratification of Appointment of RSM US LLP. The ratification of the appointment of RSM US LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. As it is a “routine” proposal, we do not expect broker non-votes on this proposal.
Proposal No. 4: Charter Amendment. The approval of the Charter Amendment to increase the number of authorized shares requires the affirmative vote the holders of at least a majority of the total outstanding shares entitled to vote, regardless of whether such shares are present in person or represented by proxy at the Annual Meeting. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” this proposal. As a “routine” proposal, we do not expect broker non-votes on this proposal.
Who will count the votes?
A representative of EQ will tabulate the votes and act as inspector of elections.
May I vote confidentially?
Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.
What if additional matters are presented at the Annual Meeting?
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Paul Prager, the Chairman of our Board of Directors, and Stefanie C. Fleischmann, our Chief Legal Officer and Secretary, to vote on such matters at their discretion.
How is solicitation being made?
We are making this solicitation and as such, the cost of solicitation of proxies will be borne by us. Our directors, officers and employees may make solicitation, personally or by telephone, email or fax. The Notice of Annual Meeting, the proxy statement and proxy card will be distributed to beneficial owners of common stock through brokers, custodians, nominees and other like parties, and we expect to reimburse such parties for their charges and expenses. We have retained D.F. King, a proxy solicitor, to assist us in the solicitation of proxies for the Annual Meeting. The Company will pay D.F. King $12,500 plus reimbursement for its reasonable out-of-pocket expenses. The Company will indemnify D.F. King and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as our proxy solicitor.

We may supplement the original solicitation of proxies by mail with solicitation by telephone, and other means by directors, officers and/or employees of the Company and by Internet, phone or other means by D.F. King. We will not pay any additional compensation to these individuals, other than D.F. King, for any such services.
Where can I find the voting results from the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four (4) business days after the date the Annual Meeting concludes.
How can I obtain information about the Company?
A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023 (our “Annual Report”) is available on our website at www.investors.terawulf.com. Stockholders may also obtain a free copy of our Annual Report, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to Attention: Chief Legal Officer, TeraWulf Inc., 9 Federal Street, Easton, MD 21601.

PROPOSAL 1 – ELECTION OF DIRECTORS
Under the Company’s amended and restated bylaws (the “bylaws”) and an amended and restated certificate of incorporation (the “certificate of incorporation”), the Board of Directors shall consist of not less than three (3) nor more than ten (10) members, which number is determined by resolution of the Board of Directors. Directors are elected at each annual meeting of stockholders by the plurality of the votes cast. Except for directors elected by the holders of any series of preferred stock, any director or the entire Board may be removed from office at any time, with or without cause, but only by the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our Board of Directors resulting from death, resignation, retirement, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. The Board of Directors currently consists of nine directors.
All nominees for directors are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable or unwilling to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s certificate of incorporation and bylaws.
The Board of Directors recommends that the stockholders vote FOR the election of the nominees for directors listed below.
THE BOARD OF DIRECTORS
The following table sets forth certain information about our directors as of the date of this proxy statement.

Name	Age	Position
Paul Prager	65	Co-Founder, Chairman of the Board of Directors and Chief Executive Officer
Nazar Khan	47	Co-Founder, Chief Operating Officer, Chief Technology Officer and Executive Director
Kerri Langlais	48	Chief Strategy Officer and Executive Director
Michael Bucella	37	Director
Walter Carter	64	Director
Amanda Fabiano	37	Director
Christopher Jarvis	61	Director
Catherine Motz	52	Director
Steven Pincus	65	Director
Lisa Prager	67	Director
Paul Prager has been the Co-Founder, Chairman of the Board of Directors, and Chief Executive Officer of the Company since February 2021. In 1990, Mr. Prager founded and has since been the President of Beowulf Electricity & Data Inc. (“Beowulf”), a private energy and digital infrastructure company, and its predecessor companies. He also founded Brooklyn Marine & Oil LLC (a shipowner and operator) and was previously the Chief Executive Officer of Direct Gas. Mr. Prager is a graduate of the U.S. Naval Academy and is a member of the investment committee and trustee of the U.S. Naval Academy Foundation. Mr. Prager has valuable experience leading organizations and a strong operational and strategic background with significant experience in power generation, infrastructure development, commodity trading and international shipping.
Nazar Khan is the Co-Founder, Chief Operating Officer and Chief Technology Officer of the Company and has also served on the Board of Directors since February 2021. As the Chief Operating Officer and Chief Technology Officer, Mr. Khan oversees the development and implementation of TeraWulf’s day-to-day operations, including hardware procurement, site evaluation, infrastructure buildout and identification of future growth opportunities. As the Chief Technology Officer, Mr. Khan is responsible for TeraWulf’s technology resources and identifies the technologies to improve the efficiency of TeraWulf’s bitcoin mining business. From January 2002 to February 2021, Mr. Khan served as the Executive Vice President of Beowulf, where he led the firm’s acquisition and development efforts. Prior to Beowulf, Mr. Khan worked at Evercore Partners Inc. in both investment banking and private equity. Mr. Khan received a B.S. and a

B.A. from the University of Pennsylvania. Mr. Khan brings tremendous experience in energy infrastructure and cryptocurrency mining to the Board of Directors and has led TeraWulf’s business strategy since its inception.
Kerri Langlais has been the Chief Strategy Officer of TeraWulf since February 2021 and has also served on the Board of Directors since March 2022, where she is responsible for the development and implementation of the Company’s overall corporate strategy, business development, strategic partnerships and growth initiatives. From July 2010 to February 2021, Ms. Langlais served as an executive at Beowulf, where she led the firm’s M&A and financing efforts. Prior to Beowulf, Ms. Langlais spent nearly a decade in the Investment Banking Division at Goldman Sachs, where she was most recently in the Natural Resources advisory group in New York. Ms. Langlais also worked at Harvard University, where she provided advisory services to the university’s overall financial strategy and planning. Ms. Langlais received a B.A. in finance and graduated with honors from Boston College. Ms. Langlais brings more than 20 years of M&A, financing, strategy and power sector experience to the Board of Directors.
Michael Bucella has been a member of the Board of Directors since March 2022. Mr. Bucella was most recently a Partner and Global Head of Strategic Partnerships at BlockTower Capital, an institutional cryptocurrency investment firm bringing professional trading and portfolio management to an emerging digital asset class, since October 2017. Prior to joining BlockTower, Mr. Bucella spent nearly a decade with Goldman Sachs in a variety of roles, where he most recently ran the Multi-Asset Sales & Trading business in Canada and led efforts to expand this strategy globally and previously led the Institutional Global Equities business in Canada. Mr. Bucella is a graduate of Fordham University and currently a member of the Fordham University President’s Council. Mr. Bucella earned a B.S. in Finance, Economics & Accounting from Fordham University. Mr. Bucella brings extensive capital markets experience, institutional knowledge and deep experience in the digital asset space to the Board of Directors.
Walter “Ted” Carter has been a member of the Board of Directors since November 2021. Mr. Carter was appointed as president of The Ohio State University on August 22, 2023. Prior to this appointment, he was the president of the University of Nebraska since January 2020, after retiring as Vice Admiral following 38 years of service in the U.S. Navy. Most recently from July 2014 until July 2019, Mr. Carter served as Superintendent of the U.S. Naval Academy, his alma matter. Under his leadership, the U.S. Naval Academy reached the No. 1 public school ranking by Forbes and expanded academic opportunity and diversity. Mr. Carter is a Distinguished Flying Cross and Bronze Star recipient. He graduated from the Navy Fighter Weapons School (Top Gun) in Miramar, California, and was commander for the Carrier Strike Group Twelve, in which he commanded 20 ships, two nuclear-powered aircraft carriers and two carrier air wings that were deployed to Afghanistan in the Arabian Gulf. He is a naval flight officer with more than 6,300 flying hours and has completed 2,016 carrier-arrested landings, an American record. Mr. Carter’s extensive leadership background brings a strong commitment to corporate ethics, values and business practices to the Board of Directors.
Amanda Fabiano has been a member of the Board of Directors since January 2024. Ms. Fabiano established the bitcoin mining advisory firm, Fabiano Consulting, in 2023. Previously, Ms. Fabiano was the founding member of cryptocurrency financial services firm Galaxy Digital Holdings’ (TSX: GLXY) proprietary bitcoin mining business, where she spearheaded Galaxy’s acquisition of Helios from Argo Blockchain in December 2022. Prior to Galaxy, Ms. Fabiano served as Director of Bitcoin Mining at Fidelity Investments from 2014. Ms. Fabiano previously served on the boards of Compass Mining and Aspen Creek Digital Corporation and has had her work featured in various publications, such as CNBC, Forbes, Bloomberg and CoinDesk. Ms. Fabiano holds a bachelor’s degree in Sociology, with a concentration in Criminal Justice from the University of Massachusetts.
Christopher Jarvis has been a member of the Board of Directors since January 2024. Mr. Jarvis currently serves as a Senior Business Development Analyst at Lockheed Martin Corporation supporting the cybersecurity development and strategy execution for Navy communications initiatives, space-based ground architecture, and launch platforms. Prior to joining Lockheed Martin in 2019, Mr. Jarvis spent 34 years in the U.S. Intelligence Community. He was a member of the Senior Executive Service (SES) and held key leadership positions within the National Geospatial-Intelligence Agency (NGA). During his time with the NGA, Mr. Jarvis was the senior leader assigned to the U.S. Southern Command, the Federal Bureau of Investigation (FBI) and the Director of Expeditionary Operations. In each role, he was responsible for the worldwide deployments of personnel, technology and logistics. Mr. Jarvis holds a master’s degree from the Joint Military Intelligence College.

Catherine “Cassie” Motz has been a member of the Board of Directors since November 2021. Since January 2014, Ms. Motz has been the Executive Director of the CollegeBound Foundation in Baltimore, a nonprofit focused on helping Baltimore City students matriculate to college. Ms. Motz previously served on the University System of Maryland Board of Regents from June 2014 through March 2015 and as a Deputy Chief of Staff to Maryland Governor Martin O’Malley. She also served as Deputy Legal Counsel to Governor O’Malley and as the Interim Director of the Governor’s Office for Children. Earlier in her career as an Assistant U.S. Attorney, Ms. Motz prosecuted homicide and domestic violence cases and argued appellate cases in federal and local courts. She later served as a Deputy Attorney General for the District of Columbia government, representing the city’s child welfare and mental health agencies. Ms. Motz also taught as an adjunct professor at the University of Maryland School of Law. Ms. Motz graduated summa cum laude from Dartmouth College with a B.A. in history and earned a J.D. from Yale Law School. Ms. Motz brings extensive leadership and public policy experience to the Board of Directors. Her distinguished career in both non-profit and government helps the Company execute its strategy of sustainable growth and community impact.
Steven Pincus has been a member of the Board of Directors since November 2021. Mr. Pincus served as an Executive Vice President with global insurance company Willis Towers Watson since April 2002 and was the Global Head of Broking for the firm’s FINEX business until August 2022. Most recently, he served as Executive Vice President of Willis Towers in Corporate Risk and Broking until his recent retirement in 2023. With over 40 years of experience, Mr. Pincus has extensive expertise in the energy and high-tech sectors. Mr. Pincus began his career at AIG and held senior roles at Johnson & Higgins and Aon. Mr. Pincus served on the board of The Storefront Academy, a tuition-free private school in Harlem, New York. He received his BSBA in economics from the University of Arizona. Mr. Pincus brings substantial risk management, financial oversight and operational expertise to the Board of Directors.
Lisa Prager has been a member of the Board of Directors since November 2021. Ms. Prager serves as the General Counsel and Executive Vice President of the Agricultural Bank of China - New York Branch, an international commercial bank and financial services provider, since September 2017. Prior to joining the Agricultural Bank of China and through August 2017, Ms. Prager was a partner in law firms where she focused on government investigations. Prior to entering private practice, Ms. Prager was a federal prosecutor in the U.S. Attorney’s Office for the District of Columbia and Acting Assistant Secretary and Deputy Assistant Secretary for Export Enforcement at the U.S. Department of Commerce’s Bureau of Industry and Security. As an Assistant U.S. Attorney, Ms. Prager handled federal cases involving terrorism, wire and mail fraud, economic espionage, and export control violations, among other matters. Ms. Prager received a B.A. from Yale University and J.D. from Western New England University School of Law. Ms. Prager brings broad legal, compliance and regulatory expertise to the Board of Directors.
Family Relationships
Lisa Prager is a sister of Paul Prager, the Company’s Co-Founder, Chief Executive Officer and Chairman of the Board of Directors. There are no other family relationships among any of the Company’s executive officers or members of the Board of Directors.

Board Diversity

Diversity Matrix
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0
Directors who are Military Veterans: 2
Required Vote
The directors will be elected by a plurality of the votes cast at the Annual Meeting. Shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Brokers do not have the discretion to vote any uninstructed shares over the election of directors. Such broker non-votes will not affect the outcome of voting on this proposal.
CORPORATE GOVERNANCE
Director Independence
Nasdaq listing rules generally require that a majority of a company’s board of directors must consist of “independent directors” within the meaning of Nasdaq listing rules. The Board of Directors has determined that each of Michael Bucella, Walter Carter, Amanda Fabiano, Christopher Jarvis, Catherine Motz and Steven Pincus is an “independent director” within the meaning of Nasdaq listing rules.
Board of Directors Leadership Structure and Board’s Role in Risk Oversight
The Board of Directors is responsible for overseeing the Company’s risk management process. The Board of Directors focuses on the Company’s general risk management strategy and the most significant risks facing the Company and oversees the implementation of risk mitigation strategies by the Company’s management. The Board’s Audit Committee is also responsible for discussing the Company’s policies with respect to risk assessment and risk management. The Board of Directors believes its administration of its risk oversight function has not negatively affected the leadership structure of the Board of Directors.
Paul Prager currently serves as the Chairman of our Board of Directors and our Chief Executive Officer. Our Board of Directors does not currently have a policy as to whether the role of Chairman of our Board of Directors and the Chief Executive Officer should be separate. Instead, such a relationship is defined and governed by the certificate of incorporation and the bylaws, which permit the same person to hold both offices. In addition, Steven Pincus is currently serving as our lead independent director.
The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.
The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management team permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We and our Board believe that our current Board of Directors leadership structure is currently serving the Company well
Board of Directors Meetings and Committees
The Board of Directors has five committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Strategic Review Committee and the Sustainability Committee (together, the “Committees”).
The Committees operate under written charters, which are available at the Company’s website at www.investors.terawulf.com. The current committee membership of our Board of Directors is as follows:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Review Committee	Sustainability Committee
Paul Prager+					✓
Nazar Khan				C
Kerri Langlais					C
Michael Bucella		✓		✓
Walter Carter	C		✓
Amanda Fabiano				✓
Christopher Jarvis			✓
Catherine Motz	✓	✓	C
Steven Pincus	✓	C
Lisa Prager					✓
__________________________________
+ = Chairman of the Board of Directors
C = Chair
During the year ended December 31, 2023, the Board of Directors held 16 regular and special meetings, of which there was 90% attendance. Additionally, in 2023, the Audit Committee and the Compensation Committee held 8 and 5 meetings, respectively, of which there was 95% and 100% attendance, respectively.
Audit Committee
Our Audit Committee consists of Walter Carter, as Chair, Catherine Motz and Steven Pincus.
Our Board of Directors has determined that each member of the Audit Committee is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Carter is an “audit committee financial expert” within the meaning of the SEC rules and regulations. In addition, the Board of Directors has determined that each member of the Audit Committee has the requisite financial sophistication required under the applicable requirements of Nasdaq. In arriving at this determination, the Board of Directors examined each member’s scope of experience and the nature of his or her employment in the corporate finance sector.

The principal duties and responsibilities of our Audit Committee are as follows:
•appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;
•discussing with the independent registered public accounting firm its independence from the Company’s management;
•reviewing, with the Company’s independent registered public accounting firm, the scope and results of its audit;
•approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;
•overseeing the financial reporting process and discussing with the Company’s management and independent registered public accounting firm the quarterly and annual financial statements that the Company files with the SEC;
•overseeing the Company’s financial and accounting controls and compliance with legal and regulatory requirements;
•reviewing the Company’s policies on risk assessment and risk management;
•reviewing related person transactions; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Compensation Committee
Our Compensation Committee consists of Steven Pincus, as Chair, Michael Bucella and Catherine Motz. The principal duties and responsibilities of the Compensation Committee are as follows:
•review and approve the Company’s compensation strategy to ensure it is appropriately tailored towards attracting, retaining and motivating senior management and other key employees;
•reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of the Company’s Chief Executive Officer and other executive officers;
•reviewing and approving or making recommendations to the Board of Directors regarding the Company’s incentive compensation and equity-based plans, policies and programs;
•reviewing and approving any employment agreement or compensatory transaction with an executive officer of the Company involving compensation in excess of $120,000 per year;
•making recommendations to the Board of Directors regarding the executive officer and director indemnification and insurance matters; and
•retaining and overseeing any compensation consultants.
Each member of the Compensation Committee is “independent” under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Catherine Motz, as Chair, Walter Carter and Christopher Jarvis. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:
•develop criteria for the selection and qualifications desirable in members of the Board of Directors in accordance with the Company’s Corporate Governance Guidelines, while also accounting for the mix of skills and other qualities that provide for an appropriate board composition;
•make recommendations to the Board of Directors regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders;
•review and assess the adequacy of the Company’s Corporate Governance Guidelines; and
•perform any other activities as the Committee deems appropriate, or as are requested by the Board or management, consistent with this Charter, the Company’s bylaws and applicable laws and regulations.
Strategic Review Committee
Our Strategic Review Committee consists of Nazar Khan, as Chair, Michael Bucella and Amanda Fabiano. The principal duties and responsibilities of the Strategic Review Committee are to consider and monitor the strategic direction of, as well as strategic opportunities and alternatives available to, the Company, and in connection therewith to make recommendations to the Board and management on the following:
•the Company’s long-term strategic plan, as developed by the Company’s management and approved by the Board;
•exploration of partnerships or other strategic arrangements;
•any potential extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; and
•any potential sale or transfer of a material amount of assets of the Company or any sale or transfer of assets of any of the Company’s subsidiaries which are material to the Company.
Sustainability Committee
Our Sustainability Committee consists of Kerri Langlais, as Chair, Paul Prager and Lisa Prager. The principal duties and responsibilities of the Sustainability Committee are as follows:
•review and monitor the Company’s practices related to corporate sustainability matters and make recommendations to the Board as appropriate;
•monitor developments, trends and best practices in managing corporate sustainability matters, and make recommendations to the Board as appropriate; and
•report to the Board as needed, and as the Board may request.
Director Nominations
The Nominating and Corporate Governance Committee is responsible for selecting and/or approving director nominees and recommending their approval to the Board of Directors. The Nominating and Corporate Governance Committee considers director candidates recommended for nomination by the Company’s stockholders during such times as they are seeking proposed director nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). A stockholder of the Company that wishes to nominate a director for election to the Board of Directors should follow the procedures set forth in the bylaws.

The Company’s Corporate Governance Guidelines detail minimum qualifications that must be met or skills that are necessary for directors to possess when the Nominating and Corporate Governance Committee is recommending candidates for election, and the Board of Directors, in approving (and in the case of vacancies, appointing) such candidates to the Board of Directors. They may each take into account many factors including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board of Directors members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgement, including but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications. The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgement using its diversity and experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contribution to activities of the Board.
Compensation Committee Interlocks and Insider Participation
Members of our Compensation Committee during 2023 included Steven Pincus, Michael Bucella and Catherine Motz. None of these directors has ever served as an officer or employee of the Company. During 2023, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the Board of Directors or Compensation Committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board of Directors or our Compensation Committee.
Code of Ethics
Our Board of Directors has adopted a code of conduct and ethics that applies to all our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of conduct and ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at www.investors.terawulf.com. The code of conduct is available on our website.
Compensation Risk Assessment
We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs would not contribute to excessive risk taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team-oriented, rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.
Communications with the Board of Directors
Stockholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Strategic Review Committee, the Sustainability Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o the Office of the General Counsel, TeraWulf Inc., 9 Federal Street, Easton, MD 21601. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chair of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.
Director Attendance at Annual Meeting
The Company encourages all of our directors to attend each annual meeting of stockholders. All directors attended our 2023 Annual Meeting.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes of ownership of such securities with the SEC. Based solely on a review of the reports received by the SEC, the Company believes that during the fiscal year ended December 31, 2023, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), with the exception of our late Form 4 filings by each of Mr. Khan, Mr. Bucella, Mr. Carter, Ms. Motz. Mr. Pincus and Ms. Prager, due to an administrative error.
Hedging Policy
The Company’s Securities Trading Policy discourages speculative hedging transactions, but does permit directors, officers and employees of the Company to enter into long-term (12 months or longer) hedging transactions that are designed to protect the individual’s investment in his or her shares of common stock or stock options of the Company, subject to the pre-clearance procedures outlined in the Securities Trading Policy. None of the Company’s directors or officers have entered into any such hedging transactions.

EXECUTIVE OFFICERS
The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.

Name	Age	Position
Paul Prager	65	Chief Executive Officer and Chairman of the Board of Directors
Kenneth Deane	54	Chief Accounting Officer and Treasurer
Patrick Fleury	46	Chief Financial Officer
Nazar Khan	47	Chief Operating Officer, Chief Technology Officer and Director
Kerri Langlais	47	Chief Strategy Officer and Director
Paul Prager. For the biography of Mr. Prager, please see “The Board of Directors.”
Kenneth Deane has been the Chief Accounting Officer and Treasurer of TeraWulf since May 16, 2022, where he is responsible for managing the Company’s financial functions, including accounting, audit, internal control and treasury. Prior to this role and from July 2021, Mr. Deane was the Company’s Chief Financial Officer. Mr. Deane brings more than 20 years of financial and operational experience in the power, high tech and public accounting sectors. From January 2008 until May 2021, Mr. Deane was an executive with Heorot Power Holdings LLC, an owner and operator of power generation assets. Before joining Heorot Power, Mr. Deane held positions of Chief Financial Officer, Vice President and Corporate Secretary at Isonics Corporation; a Senior Finance Manager at Sun Microsystems, Inc.; and an Audit Manager at Deloitte LLP. He holds a B.S. and M.S. in accounting from the University of Florida.
Patrick Fleury has been the Chief Financial Officer of TeraWulf since May 16, 2022, where he is responsible for directing and overseeing the financial activities of the Company, including investment of funds and additional capital for expansion. Mr. Fleury brings 24 years of finance experience, comprising of capital markets, principal investing and advisory roles. Most recently, Mr. Fleury served as a founding member of the credit team at Platinum Equity, where he was responsible for public and private credit investments. Before that, he was a Managing Director at Blackstone’s global credit platform, GSO Capital Partners. Mr. Fleury began his career in the Global Energy & Power Investment Banking Group at Banc of America Securities, LLC. Mr. Fleury received a B.A., magna cum laude, in Economics and Government & Legal Studies from Bowdoin College.
Nazar Khan. For the biography of Mr. Khan, please see “The Board of Directors.”
Kerri Langlais. For the biography of Ms. Langlais, please see “The Board of Directors.”

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. As a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act, we are not required to include a Compensation Discussion and Analysis and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. Our named executive officers for the fiscal year ended December 31, 2023 were as follows:
•Paul Prager - Chief Executive Officer and Chairman of the Board of Directors
•Patrick Fleury - Chief Financial Officer
•Kerri Langlais - Chief Strategy Officer and Director
Summary Compensation Table
The following table sets forth compensation information for our named executive officers for services performed for the Company and its subsidiaries for the fiscal year ended December 31, 2023:
Summary Compensation Table for 2023

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Paul Prager, Chief Executive Officer and Chairman of the Board of Directors	2023	950,545	1,425,000	—	18,633	2,394,178
	2022	959,818	1,425,000	—	17,355	2,402,173
	2021	612,248	—	—	12,980	625,228
Patrick Fleury, Chief Financial Officer	2023	390,907	400,000	724,880	377	1,516,164
	2022	215,803	175,000	3,300,000	251	3,691,054
Kerri Langlais, Chief Strategy Officer and Director	2023	401,055	400,000	724,880	17,630	1,543,565
	2022	400,591	200,000	—	17,244	617,835
	2021	261,789	—	—	12,222	274,011
__________________________________
(1)The amounts shown in this column for Mr. Prager include amounts ($474,999 and $219,230, in 2023 and 2022, respectively) that he voluntarily elected to defer receipt to a later year.
(2)No annual cash bonuses were paid for fiscal year 2021.
(3)Represents the aggregate grant date fair value of the restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) granted in 2023 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation, which, for PSU awards, is based on the probable outcome of the performance conditions. On March 4, 2023, Mr. Fleury and Ms. Langlais were granted awards under our 2021 Plan as follows: Mr. Fleury was granted 800,000 RSUs and 1,200,000 PSUs; and Ms. Langlais was granted 800,000 RSUs and 1,200,000 PSUs. See Notes 2 and 16 to our consolidated financial statements included in our Annual Report for the assumptions made in determining these values. The value for each PSU award, as of the grant date, assuming the maximum level of performance, is $782,160 for each of Mr. Fleury and Ms. Langlais. There can be no assurance that these grant date fair values will ever be realized by the named executive officers.
(4)Amounts reported in the Summary Compensation Table for 2023 as “All Other Compensation” for fiscal year 2023 include the following: for Mr. Prager: employer matching contributions to a defined contribution plan of $16,500 and life insurance premiums of $2,133; for Mr. Fleury: life insurance premiums of $377; and for Ms. Langlais: employer matching contributions to a defined contribution plan of $16,500 and life insurance premiums of $1,130. On two occasions in 2023, family members or guests of Mr. Prager accompanied him on business trips on a Company-leased aircraft. In those instances, there was no incremental cost to the Company, and as a result, no amount is reflected in the table.

Narrative to Summary Compensation Table
Employment Agreements
Paul Prager, Patrick Fleury and Kerri Langlais
The Company is party to an employment agreement with each of Mr. Prager, Mr. Fleury and Ms. Langlais (the “TW Employment Agreements”). The TW Employment Agreements provide for the general terms of employment, including annual base salary (which amounts are currently at $950,000 for Mr. Prager and $400,000 for each of Mr. Fleury and Ms. Langlais), annual target bonus opportunity (150% of base salary for Mr. Prager and 85% of base salary for each of Mr. Fleury and Ms. Langlais), business expense reimbursement, eligibility to participate and receive awards under the TeraWulf 2021 Omnibus Incentive Plan (the “2021 Plan”) (or its successor plan) and eligibility to participate in the benefit plans and programs made available from time to time for employees generally, including medical, 401(k) and paid time off, subject to the terms and conditions of such benefit plans and programs.
Mr. Fleury’s employment agreement also provides for an equity award of 1,000,000 RSUs, with 25% of such RSUs vesting on each of the first two anniversaries of the date of grant and the remaining 50% of the RSUs vesting on the third anniversary of the grant date, subject to Mr. Fleury’s continued employment or service with the Company through each such date (the “Inducement Award”). The Inducement Award was granted as an “employment inducement grant” within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules and was therefore not awarded under the 2021 Plan.
See the section titled “Potential Payments upon Termination of Employment or Change in Control” below for additional details related to severance payments and benefits that will be provided to each of Mr. Prager, Mr. Fleury and Ms. Langlais pursuant to their respective TW Employment Agreements upon termination of their respective employment under certain circumstances.
Other Compensation and Benefit Plans
TeraWulf 2021 Omnibus Incentive Plan
The board of directors of TeraCub Inc. (f/k/a TeraWulf Inc.), a Delaware corporation and wholly owned subsidiary of the Company, adopted the 2021 Plan on May 13, 2021, and the 2021 Plan was approved by its stockholders on May 13, 2021. On December 14, 2021, our Board of Directors approved the assumption of, and the Company assumed the 2021 Plan in connection with the closing of the mergers. The purposes of the 2021 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our service providers and to promote the success of the Company’s business. The 2021 Plan is administered by the Compensation Committee of our Board of Directors.
Under the 2021 Plan, the Company is authorized to grant an aggregate of 15,685,119 shares of our common stock (the “Share Pool”) to eligible participants in the form of stock options, restricted stock awards, RSUs, stock appreciation rights, performance awards and other awards that may be settled in or based on our common stock. In addition, the 2021 Plan provides for an automatic increase in the number of shares reserved for issuance thereunder. The Share Pool will automatically increase each fiscal year following May 13, 2021, which began fiscal year 2022 and will end with fiscal year 2026 by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year on a fully diluted basis assuming that all shares available for issuance under the 2021 Plan are issued and outstanding or (ii) such number of shares of our common stock determined by our Board of Directors. The increase shall occur on the first day of each such fiscal year or another day selected by our board of during such fiscal year.
In 2023, the Company granted 800,000 RSUs and 1,200,000 PSUs to Mr. Fleury and 800,000 RSUs and 1,200,000 PSUs to Ms. Langlais, in each case, under the 2021 Plan. The RSUs are subject to service-based vesting conditions and will vest in two equal installments on each of the first two six-month anniversaries of the grant date. The PSUs are subject to performance-based vesting conditions measured over a three-year performance period and will vest based on the Company’s achievement of stock price hurdles as follows: (i) one-third of the PSUs are earned on the Company’s achievement of a stock price hurdle equal to $1.50 per share or greater; (i) one-third of the PSUs are earned on the Company’s achievement of a stock price hurdle equal to $2.50 per share or greater; and (iii) one-third of the PSUs are earned on the Company’s achievement of a stock price hurdle equal to $3.50 per share or greater, in each case, subject to the named executive officer’s continued service through the applicable determination date. The stock price hurdle represents the average closing price of the Company’s common stock on Nasdaq during the 45 trading days immediately preceding the applicable determination date. All of the PSUs will be forfeited if the performance targets are not achieved within three years of the grant date.

Retirement Plans
The Company and its subsidiaries sponsor a 401(k) defined contribution retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Employees who meet the eligibility requirements may make pre-tax contributions to the applicable plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code.
Under the Company’s defined contribution retirement plan, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. Mr. Prager and Ms. Langlais each participate in the Company’s defined contribution retirement plan, while Mr. Fleury does not.
Health and Welfare Plans, Perquisites and Other Personal Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life and disability plans, in each case, on the same basis as all of our other employees.
From time to time, our named executive officers travel on a Company-chartered aircraft to maximize the efficiency of their travel and availability for Company business. On two occasions in 2023, family members or guests of Mr. Prager accompanied him on business trips on Company chartered aircraft at no incremental cost to us.
Other Compensation Policies and Practices
Securities Trading Policy
Our Securities Trading Policy provides that employees, including our executive officers and the members of our Board of Directors, are prohibited from engaging in transactions in our securities if such employee possesses material, non-public information about the Company. In addition, certain persons covered by our Securities Trading Policy must advise our Chief Legal Officer before effectuating any transaction in our securities. Because the Company believes it is improper and inappropriate for any person to engage in short-term or speculative transactions involving the Company’s securities, it is the policy of the Company that directors, officers and employees of the Company, and their related persons, are prohibited from engaging in any of the following activities with respect to securities of the Company: (i) purchases of the Company’s stock of the Company on margin generally; (ii) short sales; and (iii) buying or selling puts, calls, options or other derivatives in respect of the Company’s securities.
Clawback Policy
The SEC adopted final rules in October 2022 to implement Section 954 of the Dodd-Frank Act, which mandates national securities exchanges and associations to establish listing standards requiring all listed companies to adopt and comply with compensation recovery (clawback) policies for incentive-based compensation received by current and former executive officers based on financial statements that are subsequently restated, and to disclose their clawback policies in accordance with SEC rules. On October 27, 2023, Nasdaq proposed its clawback listing standards that generally align with the SEC’s adopted clawback rules and require listed companies to file clawback-related disclosures in applicable SEC filings. In light of Nasdaq’s adoption of its clawback listing standards, we adopted our new Clawback Policy, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, that complies with the new SEC and Nasdaq listing standards, and provides that the Company shall recover certain incentive-based compensation of our current and former executive officers in the event the Company is required to issue restated consolidated financial statements with a qualifying accounting restatement.

Outstanding Equity Awards at Fiscal Year End
The following table shows all outstanding Company equity awards held by our named executive officers as of the fiscal year ended December 31, 2023:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul Prager(1)	—		—		—		—
Patrick Fleury	750,000	(2)	1,800,000	(3)	—		—
	400,000	(4)	960,000	(3)	—		—
	—		—		400,000	(5)	960,000	(3)
Kerri Langlais	400,000	(4)	960,000	(3)	—		—
	—		—		400,000	(5)	960,000	(3)

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(1) As of December 31, 2023, Mr. Prager did not hold any outstanding equity awards.
(2) This award of RSUs vests 25% on each of the first two anniversaries of May 16, 2022 and 50% on the third anniversary of May 16, 2022.
(3) The market values shown above are based on the $2.40 closing market price of our common stock on the last trading day of fiscal year 2023, December 29, 2023.
(4) This award of RSUs vests 50% on each of the first two six-month anniversaries of March 4, 2023.
(5) Pursuant to a grant of 1,200,000 PSUs on March 4, 2023, this amount represents the remaining unvested tranche of PSUs that would vest on the first day the average closing price per share for the prior 45 trading days equals or exceeds $3.50. All of the PSUs will be forfeited if the performance targets are not achieved within three years of the grant date. In accordance with SEC rules, because the PSUs only provide for a single possible performance result, we have shown the number of shares that could be earned.
Potential Payments upon Termination or Change in Control
The following summaries describe the potential payments and benefits that we would provide to our named executive officers in connection with a termination of employment and/or a change in control, assuming the applicable triggering event occurred on December 31, 2023.
Severance Benefits - Paul Prager, Patrick Fleury and Kerri Langlais
The TW Employment Agreements provide that, if a named executive officer’s employment is terminated by the Company without “cause” (including non-renewal of the term, except for Mr. Fleury) or by such named executive officer for “good reason” (each as defined in the applicable TW Employment Agreement), subject to such named executive officer’s execution of an effective general release of claims and continued compliance with non-competition, non-solicitation and other restrictive covenants applicable to such named executive officer pursuant to such named executive officer’s restrictive covenant agreement (which is incorporated by reference into such named executive officer’s TW Employment Agreement), the Company will pay or provide the named executive officer with the following severance benefits:

(i) a lump-sum cash payment payable on the 60th calendar day following the termination date in an aggregate amount equal to the annual base salary that would have been paid to the named executive officer during the 12-month (for Mr. Prager only, 18-month) period (the “severance period”) following the termination date;
(ii) continued coverage during the severance period (or until such named executive officer becomes eligible for     comparable coverage under the medical health plans of a successor employer, if earlier) for such named executive officer and any eligible dependents under all of the Company’s health and welfare plans in which such named executive officer and any such dependents participated immediately prior to the termination date, subject to any active-employee cost-sharing or similar provisions in effect for such named executive officer thereunder as of immediately prior to the termination date; provided, however, that such coverage will not be provided in the event the Company would be subject to any excise tax under Section 4980D of the Code or other penalty or liability pursuant to the provisions of the Patient Protection and Affordable Care Act of 2010, as amended, and, in lieu of providing the coverage described above, the Company will instead pay such named executive officer a fully taxable monthly cash payment in an amount such that, after payment by such named executive officer of all taxes on such payment, such named executive officer retains an amount equal to the applicable premiums for such month, with such monthly payment being made on the last day of each month for the remainder of the severance period;
(iii) a prorated portion of the annual bonus payable with respect to the fiscal year in which such termination occurs determined on a daily basis, based on target level of achievement of the applicable performance goals for such year, payable on the 60th calendar day following the termination date;
(iv) any previously earned annual bonus payable to such named executive officer for any fiscal year completed on or before the termination date that has not been paid to such named executive officer as of the termination date, payable on the 60th calendar day following the termination date; and
(v) all outstanding equity awards then-held by such named executive officer (excluding the Inducement Award) will be treated in accordance with the terms of the applicable equity plan and award agreements; provided, however, that, with respect to awards that vest (x) solely based on continued service with the Company, such named executive officer will vest in any tranche scheduled to vest in accordance with the applicable award agreement during the severance period and (y) based on the achievement of performance criteria, based on the actual achievement of such performance criteria that occurs during the severance period.
The TW Employment Agreements provide that if a named executive officer’s employment is terminated by the Company due to such named executive officer’s death or disability (each as defined in the applicable TW Employment Agreement), subject to such named executive officer’s (or his or her estate’s) execution of an effective general release of claims and continued compliance with non-competition, non-solicitation and other restrictive covenants applicable to such named executive officer pursuant to such named executive officer’s restrictive covenant agreement, the Company will pay or provide such named executive officer (or his or her estate) with the following severance benefits:
(i) a prorated portion of the annual bonus payable with respect to the fiscal year in which such termination occurs determined on a daily basis, based on target level of achievement of the applicable performance goals for such year, payable on the 60th calendar day following the termination date; and
(ii) any previously earned annual bonus payable to such named executive officer for any fiscal year completed on or before the termination date that has not been paid to such named executive officer as of the termination date, payable on the 60th calendar day following the termination date.
Pursuant to the terms of a restrictive covenant agreement entered into between the Company and each of the named executive officers, each of the named executive officers is bound by certain restrictive covenants during employment and for a specified period thereafter, including non-competition (6 months post-employment; provided that such period increases to 12 months post-employment if the named executive officer’s employment is terminated by the Company for cause), non-solicitation (18 months post-employment), non-disparagement (indefinite) and confidentiality (indefinite).
The award agreements, pursuant to which Mr. Fleury and Ms. Langlais were granted awards of RSUs and PSUs under our 2021 Plan, provide that, in the event of his or her termination of employment or service with the Company at any time, all unvested RSUs and PSUs, as applicable, are immediately canceled. The Inducement Award also provides that, in the event of Mr. Fleury’s termination of employment or service with the Company at any time, all unvested RSUs are immediately canceled.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
The following table sets out information regarding fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 in satisfaction of Item 402(v) of Regulation S-K, which requires disclosure regarding executive “compensation actually paid” or “CAP” (as calculated in accordance with SEC rules) and certain Company performance.

Year	Summary Compensation Table Total for PEO 1 (Paul Prager)	CAP to PEO 1 (Paul Prager)	Summary Compensation Table Total for PEO 2 (Glenn Sandgren)	CAP to PEO 2 (Glenn Sandgren)	Average Summary Compensation Table Total for Non-PEO NEOs	Average CAP to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Loss
	(1)	(2)	(1)	(2)	(3)	(4)	(5)	(6)
2023	$2,394,178	$2,394,178	—	—	$1,529,864	$4,966,247	$24.07	*
2022	$2,402,173	$2,402,173	—	—	$2,424,466	$712,106	$6.68	$(90,791,000)
2021	$625,228	$625,228	$964,343	$820,233	$405,734	$405,734	$150.96	$(95,683,000)
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(1)The dollar amounts reported in this column are the amounts of total compensation reported for our Principal Executive Officer (“PEO”) for each corresponding year in the “Total” column of the Summary Compensation Table, which for 2023 and 2022, includes our current PEO Paul Prager (PEO 1), and for 2021, includes our current PEO Paul Prager (PEO 1) and former PEO Glenn Sandgren (PEO 2).
(2)The dollar amounts reported in this column represent the amount of “compensation actually paid” to our PEO for the applicable fiscal year, as computed in accordance with Item 402(v) of Regulation S-K, which for 2023 and 2022, includes our current PEO Paul Prager, and for 2021, includes our current PEO Paul Prager and former PEO Glenn Sandgren (PEO 2). The dollar amounts do not reflect the actual amount of compensation earned by or paid to such executives during the applicable year. No adjustments were made to Mr. Prager’s compensation reported in the “Total” column of the Summary Compensation Table as no equity compensation was granted to or outstanding for Mr. Prager during 2023, 2022 and 2021. No adjustments were made to Mr. Sandgren’s compensation reported in the “Total” column of the Summary Compensation Table for the fair value at year-end of his outstanding and unvested equity awards granted in 2021 as such awards were canceled and settled/exercised in connection with the Company’s completion of its business combination, including the related mergers, with IKONICS on December 13, 2021 and, as a result, such values were already included in Mr. Sandgren’s compensation reported in the “All Other Compensation” and “Total” columns of the Summary Compensation Table for the fiscal year 2021 as disclosed in the Company’s 2022 proxy statement.
(3)The dollar amounts reported in this column represent the average of the amounts reported for the Company’s non-PEO named executive officers (“Non-PEO NEOs”) as a group in the “Total” column of the Summary Compensation Table in each applicable year. For purposes of calculating the average amounts in each applicable year, the names of each of the Non-PEO NEOs included are as follows: (a) for 2023: Patrick Fleury and Kerri Langlais; (b) for 2022: Patrick Fleury and Kenneth Deane; and (c) for 2021: Nazar Khan, Kerri Langlais, Claude Piguet and Kenneth Hegman.
(4)The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group in the applicable year as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the average total compensation for the Non-PEO NEOs as a group for 2023 to determine the compensation actually paid. The fair value at fiscal year-end of the outstanding and unvested performance-based PSUs has not been determined as of the date of this preliminary proxy statement. For purposes of the chart below, we used the original grant date fair value and will update the fair value at fiscal year-end in the definitive proxy statement.

Non-PEO NEOs
Fiscal Year	2023
Average Total from Summary Compensation Table	$1,529,864
(-) Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(724,880)
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,027,813
(+) Fair Value at Vesting Date of Option Awards and Stock Awards Granted and Vested in Fiscal Year	2,370,000
(+) Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	650,400
(+) Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	113,050
Average Compensation Actually Paid	$4,966,247
(5)Cumulative Total Shareholder Return (“TSR”) is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The Company did not declare dividends for the fiscal years ended December 31, 2023 and 2022 and the period from February 8, 2021 (date of inception) to December 31, 2021.
(6) Dollar amounts reported in this column represent the amount of net loss reflected in the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2022 and the period from February 8, 2021 (date of inception) to December 31, 2021. The amount of net loss for the fiscal year ended December 31, 2023 has not been determined as of the date of this preliminary proxy statement. We will update the amount of net loss for the fiscal year ended December 31, 2023 in the definitive proxy statement.
Relationship Between Pay and Performance
For the three-year period shown in the table above, the amount of CAP for our PEO Paul Prager is not generally aligned with our TSR because Mr. Prager did not receive any equity-related compensation during such period. By contrast, our Non-PEO NEOs receive equity awards, which vary in value year-to-year depending on our stock price. As a result, the amount of CAP for our Non-PEO NEOs is somewhat related to our TSR over time. For example, PSUs, which are an integral part of our executive compensation program for our Non-PEO NEOs, are related to Company performance, although not directly tied to TSR, because they provide value only if the price of our common stock increases, subject to the NEO’s continued employment over the applicable performance period. These PSU awards strongly align our Non-PEO NEOs’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our Non-PEO NEOs to continue in our employment for the long term. In addition, our CAP for our PEO and Non-PEO NEOs is generally aligned with our net loss for the years shown in the table above.
DIRECTOR COMPENSATION
Compensation of Directors
Consistent with our non-employee director compensation policy, each of our non-employee directors will receive, as applicable, an annual director fee, fees for serving as the lead independent director or chair of a committee and equity awards in connection with his or her services. In addition, each director is reimbursed for out-of-pocket expenses in connection with his or her services. As employees of the Company, Mr. Prager and Ms. Langlais do not receive any additional compensation for their services on our Board of Directors.
Our current non-employee director compensation program has two components: (1) a cash component, designed to compensate members for their service on our Board of Directors and its committees and (2) an equity component, designed to align the interests of our directors and stockholders and, by vesting over time, to create an incentive for continued service on our Board of Directors. The following table describes the compensation arrangements with our non-employee directors effective for fiscal year 2023:

Annual Cash Retainers

•Cash retainer	$60,000

•Lead independent director (additional cash retainer)	$25,000

•Committee chairmanship (additional cash retainers)	Audit Committee Chair: $25,000 Compensation Committee Chair: $25,000
Annual Equity Award

RSUs that vest on the first anniversary of the date of grant
Each non-employee director will receive an annual grant of RSUs with a grant date value of $90,000.
The lead independent director will receive an additional annual grant of RSUs with a grant date value of $25,000.

The cash elements of compensation are paid in quarterly installments in arrears and prorated for partial quarterly service. Under the terms of our 2021 Plan, the maximum amount (based on the fair value of our shares of common stock underlying awards on the grant date as determined in accordance with applicable financial accounting rules) of awards that may be granted in any single fiscal year to any non-employee member of our Board of Directors, taken together with any cash fees paid to such individual during such fiscal year, is $900,000.
As a public company, our Compensation Committee will periodically review and make recommendations to our Board of Directors regarding the form and amount of compensation for non-employee directors. Our director compensation program is designed to enable continued attraction and retention of highly qualified directors and to address the time, effort, expertise and accountability required of active board membership.
Director Compensation Table for 2023
During fiscal year 2023, our directors received annual grants of RSU awards with grant date values in the following amounts in accordance with the terms of our non-employee director compensation policy: $90,000 for all our directors, except for Mr. Pincus, who received $115,000 as lead independent director. The RSUs vest on the first anniversary of the grant date, subject to the director’s continued service with the Company through each vesting date.
The table below summarizes compensation provided to each non-employee director for services provided during fiscal year 2023.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Walter Carter	$85,000	$90,001	$175,001
Catherine Motz	$60,000	$90,001	$150,001
Jason New(1)	$60,000	$90,001	$150,001
Steven Pincus	$105,365	$115,002	$220,367
Lisa Prager	$64,635	$90,001	$154,636
Michael Bucella	$60,000	$90,001	$150,001
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(1)Mr. New resigned from our Board of Directors effective as of December 31, 2023. On January 12, 2024, our Board of Directors appointed Amanda Fabiano and Christopher Jarvis effective immediately.
(2)Amounts set forth in this column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director, including basic retainer fees and committee and/or chair fees under our non-employee director compensation program. On March 8, 2023, our Board of Directors modified our non-employee director compensation policy to permit participating directors to elect to receive cash retainers accrued since the beginning of the fourth fiscal quarter of 2022 in shares of our common stock in lieu of cash, with the number of shares of common stock granted to be equal to the applicable cash retainer divided by the fair market value of our common stock on the last trading day of the applicable fiscal quarter, provided, however, that, with respect to cash retainers accrued during the fourth fiscal quarter of 2022, the number of shares of our common stock granted was equal to the applicable cash retainer divided by the greater of (a) the closing price of our common stock on December 30, 2022 and (b) the closing price of our common stock on the date the election was made. All our directors elected to receive their respective cash retainers accrued in each quarter of 2023 in shares of our common stock, except for Mr. New who received cash for services as a director related to the third and fourth quarters of 2023.
(3)The amounts set forth in this column represent the aggregate grant date fair value of the RSU awards granted to certain of our directors in 2023 computed in accordance with FASB ASC Topic 718.
EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2023 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders(1)	6,342,141	—	6,334,298	(2)
Total	6,342,141	—	6,334,298
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(1)Includes our 2021 Plan, which was assumed in connection with the IKONICS merger, and shares of our common stock available for issuance upon the settlement of RSUs granted to Mr. Fleury in connection with his appointment to Chief Financial Officer on May 16, 2022 in accordance with Nasdaq Listing Rule 5635(c)(4).
(2)There are 6,334,298 shares of common stock that remain available for grant under our 2021 Plan, which may be granted to those recipients permitted by the Nasdaq listing rules. In addition, the 2021 Plan provides for an automatic increase in the number of shares reserved for issuance thereunder. The share pool will automatically increase each fiscal year following May 13, 2021, which began fiscal year 2022 and will end with fiscal year 2026 by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year on a fully diluted basis assuming that all shares available for issuance under the 2021 Plan are issued and outstanding or (ii) such number of shares of our common stock as determined by our Board of Directors. The increase shall occur on the first day of each such fiscal year or another day selected by our Board of Directors during such fiscal year.

PROPOSAL 2 – NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are seeking your non-binding, advisory vote as required by Section 14A of the Exchange Act, on the approval of the compensation of our named executive officers as described in the “Executive Compensation” section in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
We are asking our stockholders to indicate their support for our executive compensation programs as described in this proxy statement. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive pay program through the resolution below. We expect the next “Say-on-Pay” proposal to take place at our 2025 annual meeting of stockholders.
“RESOLVED, that our stockholders APPROVE, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement.”
The approval, on a non-binding, advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the votes present or represented by proxy and entitled to vote thereon.
The Board of Directors recommends that the stockholders vote FOR the approval, on a non-binding, advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements for our executive officers and directors (see “Executive Compensation” for a discussion of compensation arrangements for our named executive officers and directors) and the transactions discussed below, there were no transactions since the beginning of our 2023 fiscal year, or any currently proposed transaction, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
Policies and Procedures for Related Party Transactions
We have adopted a written policy on transactions with related parties that is in conformity with the requirements for issuers having publicly held common stock that is listed on the Nasdaq. Related party transactions are defined as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company or any of its subsidiaries is a participant and (iii) a “Related Person” has, has or will have a direct or indirect material interest. For purposes of our written policy, a “Related Person” means any (i) executive officer, director or nominee for election as a director, (ii) greater than 5% beneficial owner of the Common Stock, (iii) immediate family member of the persons referred to in clauses (i) and (ii), and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.
Under the related party transactions policy, the Company’s general counsel, or his or her designee, is primarily responsible for developing and implementing processes and procedures to obtain information regarding related parties with respect to potential related party transactions and then determining, based on the facts and circumstances, whether such potential related party transactions do, in fact, constitute related party transactions requiring compliance with the policy. If the Company’s general counsel, or his or her designee, determines that a transaction or relationship is a related party transaction requiring compliance with the policy, the Company’s general counsel, or his or her designee, will be required to present to the Audit Committee all relevant facts and circumstances relating to the related party transaction. The Audit Committee will be required to review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s code of ethics, and either approve or disapprove the related party transaction. If the Audit Committee’s approval of a related party transaction requiring such approval is not feasible in advance of such related party transaction, then the transaction may be preliminarily entered into upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, the Company’s management will make all reasonable efforts to cancel or annul the related party transaction. If a transaction was not initially recognized as a related party transaction, then, upon such recognition, the related party transaction will be presented to the Audit Committee for ratification at its next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, the Company’s management will make all reasonable efforts to cancel or annul the related party transaction. The Company’s management will update the Audit Committee as to any material changes to any approved or ratified related party transaction and will provide a status report at least annually of all the then-current related party transactions. No member of the Board of Directors will be permitted to participate in the approval of a related party transaction for which he or she is a related party.
Administrative and Infrastructure Services Agreement
On April 27, 2021, Beowulf Electricity & Data Inc. (“Beowulf E&D”), a company owned and controlled by Paul Prager, and TeraWulf entered into the administrative and infrastructure services agreement, pursuant to which Beowulf E&D agreed to provide, or to cause its affiliates to provide, to TeraWulf certain services necessary to build and operate certain bitcoin mining facilities anticipated to be developed by TeraWulf (the “Facilities”) and support TeraWulf’s ongoing business, including, among others, services related to construction, technical and engineering, operations and maintenance, procurement, information technology, regulatory, health and safety, treasury, finance and accounting, human resources, legal, corporate compliance, risk management, ESG, tax compliance, external affairs, corporate communications, public affairs and corporate planning and development (the “E&D Services Agreement”). In addition, the E&D Services

Agreement allows for Beowulf E&D to take actions in the name of TeraWulf, subject to certain limitations as set forth in the agreement. The E&D Services Agreement has an initial term of five years and automatically renews for successive three-year terms, unless earlier terminated.
Pursuant to the E&D Services Agreement, TeraWulf is required to (i) make available its professional, supervisory and managerial personnel employed by TeraWulf or its affiliates to coordinate with Beowulf E&D as reasonably required and (ii) provide Beowulf E&D access to the Facilities and any appurtenances thereto, together with the necessary rights of ingress and egress thereto. In addition, pursuant to the E&D Services Agreement, TeraWulf is responsible for obtaining, maintaining and renewing all permits necessary for TeraWulf to do business in the jurisdictions in which the Facilities are located and to own, operate and maintain the Facilities.
Pursuant to the E&D Services Agreement, TeraWulf appointed Beowulf E&D as agent with such authority as may be necessary for Beowulf E&D to perform the services pursuant to the E&D Services Agreement, including, among others, the authority to take actions and execute documents in the name, and as agent on behalf, of TeraWulf, subject, in all instances, to the limitations on Beowulf E&D’s authority set forth in the E&D Services Agreement and the specific written instructions of TeraWulf from time to time.
In connection with the E&D Services Agreement, TeraWulf has agreed to pay Beowulf E&D an annual fee for the first year in the amount of $7.0 million payable in monthly installments, and an annual fee equal to the greater of $10.0 million or $0.0037 per kilowatt-hour of electric load utilized by the Facilities thereafter. TeraWulf will also provide Beowulf E&D reimbursement for certain reasonable and documented equipment, infrastructure and operating expenses incurred in the performance of Beowulf E&D’s obligations under the E&D Services Agreement, which reimbursement will be prepaid monthly by TeraWulf and reconciled monthly. Beowulf E&D may also request advances for emergencies as well as equipment, infrastructure and operating expenses that require expedited payment terms.
On March 29, 2023, TeraWulf and Beowulf E&D entered into Amendment No. 1 to the E&D Services Agreement, pursuant to which Beowulf E&D agreed to, effective as of January 1, 2023, reduce the annual base fee to $8.5 million payable in monthly installments, until all obligations under the Company’s Loan, Guaranty and Security Agreement dated as of December 1, 2021, as amended and restated from time to time (the “Loan Agreement”), are either indefeasibly repaid in full or refinanced.
Pursuant to the terms of the E&D Services Agreement, in 2023, TeraWulf issued 2,460,513 shares of common stock in the aggregate to Beowulf E&D and the Beowulf Electricity & Data Employee Discretionary Trust (the “E&D Trust”) as incentive compensation in connection with the listing of its common stock and its Facilities having utilized 100MW of cryptocurrency mining load. For every incremental 100 MW of cryptocurrency mining load deployed by the Facilities in the aggregate thereafter, TeraWulf agreed to issue additional awards of shares of TeraWulf common stock, valued at $2.5 million, to certain designated employees of Beowulf E&D in accordance with the E&D Services Agreement. A copy of the E&D Services Agreement and its Amendment No. 1 are exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022.
In addition, pursuant to the E&D Services Agreement, Beowulf E&D provides TeraWulf with corporate office space in Easton, Maryland, Lafayette, Colorado and New York, New York. Beowulf E&D leases such corporate office space from various affiliated landlords and allocates the portion of the total rent with respect to such office space to TeraWulf.
In 2023, TeraWulf made payments to Beowulf E&D in the amount of $20.3 million pursuant to the E&D Services Agreement, which included pass-through expenses incurred in the normal course of business. For fiscal year 2024, TeraWulf expects to pay Beowulf E&D approximately $15.0 million in fixed base fees, plus pass-through expenses incurred in the normal course of business.
Lake Mariner Facility Lease
On June 1, 2021, Lake Mariner Data LLC (“Lake Mariner”) entered into the lease agreement (the “Lake Mariner Facility Lease”) with Somerset Operating Company, LLC (“Somerset”), a company 99.9%-owned and controlled by Paul Prager, pursuant to which Lake Mariner agreed to lease from Somerset approximately 79 acres in the Town of Somerset, Niagara County, New York for an initial term of five years with an option to extend the term for additional five years on the same terms as the initial term with at least six months prior written notice from Lake Mariner to Somerset.

The Lake Mariner Facility Lease contemplates that Lake Mariner will construct, or cause to be constructed, one or more buildings and/or ancillary structures (collectively, the “Building”) to be used as a cryptocurrency mining facility with ancillary services reasonably related thereto. Upon expiration of the Lake Mariner Facility Lease, the Building, together with all other buildings and improvements located thereon, will revert to Somerset. Lake Mariner has the right, at its own cost and expense, to erect and install on the premises additional buildings, driveways, improvements, signs and personal property or to make alterations to or replace existing buildings or improvements thereto as it deems necessary. Lake Mariner is required, at its sole cost and expense, to obtain all permits and approvals necessary to construct and operate a cryptocurrency mining facility.
Lake Mariner agreed to pay rent to Somerset in the annual amount of $150,000, payable in advance in equal monthly installments commencing on the first day of the calendar month immediately following the earlier to occur of (i) commencement of the initial construction of the Building or any ancillary structures to be used as a cryptocurrency mining facility with ancillary services reasonably related thereto or (ii) the 180th day after date of execution of the Lake Mariner Facility Lease. Lake Mariner is also responsible for paying any and all costs and expenses related to the premises and the leasehold estate, including, among others, real estate taxes, insurance, maintenance, repair, utilities and all other obligations whether similar or dissimilar to the foregoing.
On July 2, 2022, Lake Mariner and Somerset entered into an amendment to the Lake Mariner Facility Lease (the “Lake Mariner Facility Lease Amendment”) to increase the initial term to eight years and to amend certain other non-financial provisions to adjust environmental obligations, events of default and indemnification, site access rights and leasehold mortgage rights. Pursuant to the Lake Mariner Facility Lease Amendment, Lake Mariner, as tenant, irrevocably granted to the agent on behalf of the Company’s lenders under Loan Agreement, in its capacity as a leasehold mortgagee, a right of first refusal with respect to any assignment by Lake Mariner of the Lake Mariner Facility Lease. In consideration for entering into the Lake Mariner Facility Lease Amendment, the Company issued 8,510,638 shares of Common Stock to Somerset on September 2, 2022, at a closing price of $1.35 per share totaling approximately $11.5 million.
In 2023, TeraWulf made lease payments to Somerset in the amount of $887,050 pursuant to the Lake Mariner Facility Lease, which included third-party passthrough costs, including for electricity in the amount of $303,417. For fiscal year 2024, TeraWulf expects to make payments of approximately $300,000 to Somerset pursuant to the Lake Mariner Facility Lease, including third-party passthrough costs.
Beowulf E&D Facility Operations Agreement
On May 13, 2021, Nautilus Cryptomine LLC (“Nautilus”) and Beowulf E&D entered into the facility operations agreement (the “Beowulf E&D Facility Operations Agreement”), pursuant to which Beowulf E&D agreed to provide or arrange for the provision to Nautilus of, certain infrastructure, construction, operations and maintenance and administrative services necessary to build out and operate the Nautilus Cryptomine Facility and support Nautilus’s ongoing business at the Nautilus Cryptomine Facility. Pursuant to the Beowulf E&D Facility Operations Agreement, Beowulf E&D may subcontract to any of its affiliates or, with respect to services performed off-site, to third parties or arrange for the provision of any or all of the services to be provided by it or by any of its affiliates or, with respect to services performed off-site, by third parties, provided that Beowulf E&D remains responsible to Nautilus for any services provided by such affiliate or third party. Pursuant to the Beowulf E&D Facility Operations Agreement, Nautilus is responsible for obtaining, maintaining and renewing all permits necessary for it (i) to do business in the jurisdictions in which the Nautilus Cryptomine Facility is located and (ii) to own, operate and maintain the Nautilus Cryptomine Facility.
Nautilus has agreed to pay Beowulf E&D an annual fee in the amount of $750,000 payable annually in advance. Nautilus will also provide Beowulf E&D reimbursement for all out-of-pocket fees, expenses and capital costs (with respect to such capital costs, solely to the extent approved in writing by Nautilus in advance) paid by Beowulf E&D or its affiliates attributable to activities relating to the services, including, among others, the portion of the salaries, wages and related employee benefits and costs (including taxes and contributions) and other compensation paid to Beowulf E&D employees directly allocable to the time spent by such Beowulf E&D employees, independent contractors and subcontractors providing the services, which reimbursement will be prepaid monthly by Nautilus and reconciled monthly.
On August 27, 2022, Nautilus and Beowulf E&D entered into an amended and restated Beowulf E&D Facility Operations Agreement (the “A&R Beowulf E&D Facility Operations Agreement”) in connection with the Amended and Restated Joint Venture Agreement with Cumulus Coin, LLC (a subsidiary of Talen Energy Corporation) to provide that the terms of the A&R Beowulf E&D Facility Operations Agreement remain in effect until the earliest of (i) August 27, 2025, (ii) its termination by mutual consent of Nautilus and Beowulf E&D, (iii) the sale by TeraWulf and its affiliates of their interests in Nautilus, (iv) the consummation of an initial public offering of Nautilus, (v) a termination by either party in the event of a default by the other party or (vi) a termination by Nautilus for convenience upon at least ninety (90) days’ prior written notice. Pursuant to the terms of the A&R Beowulf E&D Facility Operations Agreement, if Nautilus terminates the agreement for convenience between July 1, 2022 and June 30, 2023, Nautilus shall pay Beowulf E&D a termination fee in the amount of $1,750,000, or after June 30, 2023, Nautilus shall pay Beowulf E&D a termination fee in the amount of in the amount of $750,000. Nautilus terminated the A&R Beowulf E&D Facility Operations Agreement for convenience effective December 26, 2022.
On December 26, 2022, Beowulf E&D and Nautilus entered into a Transition Services Agreement (the “Transition Services Agreement”) to facilitate the prompt transition of the services provided by Beowulf E&D to Nautilus under the A&R Beowulf E&D Facility Operations Agreement to Talen Energy Supply LLC, the successor provider of infrastructure, construction, operations and maintenance and administrative services to Nautilus. The Transition Services Agreement provides for Beowulf E&D to provide such transition services to Nautilus until June 30, 2023 in exchange for payment by Nautilus of $339,200 payable monthly in advance commencing on January 1, 2023 and reimbursement of out-of-pocket expenses.
In 2021, TeraWulf paid approximately $750,000 to Beowulf on behalf of Nautilus pursuant to the Beowulf E&D Facility Operations Agreement. In 2022, Beowulf returned the $750,000 to TeraWulf when Nautilus paid Beowulf a prorated 2021 Base Fee of $475,806. For fiscal year 2022, in addition to the $475,806 prorated Base Fee, Nautilus paid $3,374,602, net, pursuant to the Beowulf E&D Facility Operations Agreement. For fiscal year 2023, Nautilus has paid $367,707, net and expects to make payments of approximately $18,086 pursuant to the Beowulf E&D Transition Services Agreement.
October 2022 Private Placement
On October 6, 2022, the Company entered into (a) subscription agreements (the “October Subscription Agreements”) with certain accredited investors, including, among others, Allin WULF LLC (“Allin WULF”), an entity owned and controlled by the Company’s Chief Executive Officer, Paul Prager, Bayshore Capital LLC (“Bayshore Capital”), a holder of more than 5% of the Company’s Common Stock, Lake Harriet Holdings, LLC (“Lake Harriet”), an entity owned and controlled by the Company’s Chief Operating Officer and Chief Technology Officer, Nazar Khan, and Revolve Capital LLC (“Revolve Capital”), a holder of more than 5% of the Company’s Common Stock (collectively, the “October Investors”) and (b) a warrant agreement (the “October Private Placement Warrant Agreement”) with the October Investors pursuant to which such October Investors purchased from the Company 7,481,747 units (the “October Units”) consisting of: (i) 7,481,747 shares of Common Stock and (ii) 7,481,747 warrants exercisable for 7,481,747 shares of Common Stock for an aggregate purchase price of approximately $9.5 million based on an offering price equal to the trailing 10-day volume-weighted price of $1.26 per share. The foregoing was a private placement transaction exempt from registration under Section 4(a)(2) and/or Regulation D under the Securities Act. Each of Allin WULF and Lake Harriet purchased 1,388,889 October Units for an aggregate purchase price of $1.75 million, and each of Bayshore Capital and Revolve Capital purchased 1,587,302 October Units for an aggregate purchase price of $2 million.
The warrants are exercisable at a price of $1.93 per share. The October Private Placement Warrant Agreement governs the terms and conditions of the warrants. Upon the closing of the private placement transaction on October 6, 2022, the October Units separated into shares of common stock and warrants. In connection with the signing of the October Subscription Agreements, the Company and the October Investors entered into a Registration Rights Agreement, dated as of October 6, 2022, pursuant to which the Company agreed to provide customary registration rights to the October Investors with respect to the Common Stock issuable upon conversion of the warrants. On January 30, 2023, certain of the October Investors agreed to amend the terms of their warrants such that their warrants would become exercisable only after February 23, 2023.
January 2023 Private Placement
On January 30, 2023, the Company entered into subscription agreements (the “Common Stock Subscription Agreements”) with certain of the December Investors, including Opportunity Four, a holder of more than 5% of the Company’s Common Stock, pursuant to which such December Investors purchased from the Company shares of the Company’s Common Stock, at a purchase price of $0.40 per share of Common Stock, in private placement transactions exempt from registration under Section 4(a)(2) and/or Regulation D under the Securities Act for an aggregate purchase price of $1.75 million (the “January 23 Private Placement”). The Common Stock Subscription Agreements conditioned the closing of the January 23 Private Placement on, inter alia, the issuance by the Company, in one or more transactions, of any equity securities and/or any securities convertible into or exchangeable for equity securities, of any class or series, of the Company with aggregate proceeds from such issuances of at least $30 million, including the purchase price paid under the Common Stock Subscription Agreements. Opportunity Four purchased from the Company 2,187,500 shares Common Stock for an aggregate purchase price of $875,000. The January Private Placement effectively replaced 50% of the unexercised December Private Placement Warrants at the same purchase price of $0.40 per share of common stock. The January Private Placement closed on March 9, 2023.
On January 30, 2023, the Company entered into (a) subscription agreements (the “Warrant Subscription Agreements”) with certain accredited investors, including Allin WULF, an entity owned and controlled by the Company’s Chief Executive Officer, Paul Prager, and Lake Harriet, an entity owned and controlled by the Company’s Chief Operating Officer and Chief Technology Officer, Nazar Khan (collectively, the “Warrant Investors”) pursuant to which such Warrant Investors purchased from the Company warrants, each exercisable to purchase one share of the Company’s Common Stock, at an exercise price of $0.00001 per share of Common Stock (the “January 23 Warrants”), in private placement transactions exempt from registration under Section 4(a)(2) and/or Regulation D of the Securities Act for an aggregate purchase price of $2.5 million, based on a price per share of Common Stock of $1.05 for a total of 2,380,952 shares of Common Stock and (b) warrant agreements (the “January 23 Warrant Agreements”) with such Warrant Investors. The January 23 Warrant Agreements govern the terms and conditions of the January 23 Warrants, which became exercisable beginning on February 24, 2023 and expire on December 31, 2023. Each of Allin WULF and Lake Harriet purchased 1,190,476 January 23 Warrants for an aggregate purchase price of $1.25 million. The January 23 Warrants were exercised on March 13, 2023.
Pursuant to the Warrant Subscription Agreements, the Company agreed to provide customary registration rights to the Warrant Investors with respect to the Common Stock issuable upon conversion of the January 23 Warrants. The Warrant Subscription Agreements contain customary representations, warranties and covenants and are subject to customary closing conditions and termination rights.
January 2023 Exchange Agreement
In January 2023, the Company entered into an exchange agreement (the “Exchange Agreement”) with an entity controlled by Mr. Prager (the “Exchanging Shareholder”). Pursuant to the Exchange Agreement, the Exchanging Shareholder exchanged a total of 12,000,000 shares of Common Stock for 12,000,000 new warrants issued by the Company (the “New Exchange Warrants”) in a private exchange. The New Exchange Warrants were exercisable at a strike price of $0.0001 per share beginning on the first business day following the date on which shareholder approval of an increase in the Company’s authorized Common Stock was obtained, which occurred on February 23, 2023. The New Exchange Warrants were exercised, and 12,000,000 shares of Common Stock were issued in April 2023. The Exchanging Shareholder is entitled to customary registration rights with respect to the shares of common stock issuable upon exercise of the New Exchange
Convertible Promissory Notes
On January 30, 2023, the Company amended and restated its previously disclosed convertible promissory notes (the “Existing Convertible Promissory Notes”), originally issued on November 25, 2022 and further amended on December 12, 2022. The Existing Convertible Promissory Notes were issued in privately negotiated transactions as part of a private placement exempt from registration under Section 4(a)(2) and/or Regulation D under the Securities Act in an aggregate principal amount of approximately $3.4 million to certain accredited investors, including Allin WULF, an entity owned and controlled by the Company’s Chief Executive Officer, Paul Prager, in the amount of $853,912.33, Lake Harriet, an entity owned and controlled by the Company’s Chief Operating Officer and Chief Technology Officer, Nazar Khan, in the amount of $853,912.33, Bayshore Capital, a holder of more than 5% of the Company’s Common Stock, in the amount of $853,912.33, and Revolve Capital, a holder of more than 5% of the Company’s Common Stock, in the amount of $853,912.33. The Existing Convertible Promissory Notes have a maturity date of April 1, 2025 and accrue annual interest at a rate of 4%. As of December 31, 2022, the Company had an outstanding balance of $3,415,649.32 under the Existing Convertible Promissory Notes and had accrued $13,475 in interest. The Existing Convertible Promissory Notes converted into shares of Common Stock on February 28, 2023 at a price of $0.40. Upon conversion, all the Company’s obligations under the Existing Convertible Promissory Notes were satisfied.
On January 30, 2023, the Company issued into a new convertible promissory note (the “New Convertible Promissory Note”) to Revolve Capital, a holder of more than 5% of the Company’s Common Stock, in a privately negotiated transaction as part of a private placement exempt from registration under Section 4(a)(2) and/or Regulation D under the Securities Act in an aggregate principal amount of $1.25 million. The New Convertible Promissory Note has a maturity date of April 1, 2025 and accrues annual interest at a rate of 4%. The New Convertible Promissory Note converted into shares of Common Stock on February 28, 2023 at a price of $0.40. Upon conversion, all the Company’s obligations under the New Convertible Promissory Note were satisfied.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed with the Company’s management and with RSM US LLP (“RSM”) the audited financial statements of the Company for the fiscal year ended December 31, 2023. The Audit Committee has discussed with RSM the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has also received the written disclosures and the letter from RSM required by the applicable requirements of the PCAOB regarding the independent accountant’s communication with the Audit Committee concerning independence and the Audit Committee has discussed the independence of RSM with that firm.
The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s website at www.investors.terawulf.com.
Based on the Audit Committee’s review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES
Fees paid or accrued for professional services provided by our independent auditors for the Company in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.

	Years Ended
Fee Category	December 31, 2023	December 31, 2022
Audit Fees	$425,250	$472,500
Audit-Related Fees	431,550	297,575
Tax Fees	50,400	102,165
All Other Fees	—	—
Total	$907,200	$872,240
Audit Fees – represent amounts for services related to the audit of our consolidated financial statements.
Audit-Related Fees – represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include reviews of our interim condensed consolidated financial statements, the issuance of consents and comfort letters for other periodic reports or documents filed with the SEC and accounting consultations related to the evaluation of new accounting standards and non-routine transactions.
Tax Fees – represent amounts for tax compliance, tax advice and tax planning services.

All Other Fees – consist of all other fees for services other than those in the above categories and consist of non-audit due diligence procedures in connection with our mergers and acquisitions. There were no such fees for the years ended December 31, 2023 or 2022.
The Board of Directors adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed RSM US LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. RSM US LLP has served as the Company’s or its predecessor’s independent registered public accounting firm since fiscal year 2018 and is considered by the Audit Committee and the Board of Directors to be professionally qualified. Representatives of RSM US LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The proposal will be approved by the affirmative vote of a majority of the voting power of the shares of Common Stock and Series A Preferred Stock, voting together as a single class, present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote on any uninstructed shares over the ratification of appointment of accountants.
The Board of Directors recommends that the stockholders vote FOR such ratification.

PROPOSAL 4 – APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE MAXIMUM NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, WITH THE PAR VALUE OF $0.001 PER SHARE, FROM 400,000,000 TO 600,000,000
We are asking you to adopt a charter amendment, which is attached to this Proxy Statement as Appendix A (the “Charter Amendment”), to increase the number of authorized shares of our Common Stock from 400,000,000 to 600,000,000. The Board believes that it is desirable for the Company to have a sufficient number of shares of Common Stock available for the satisfaction of its existing obligations to issue shares of Common Stock as and if they become due, for possible future financing transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes. Our Board may also choose to issue shares of Common Stock in connection with future strategic partnerships and collaborations or acquisitions, and for other purposes.
This description of Proposal 4 is a summary and is qualified by the full text of the Charter Amendment, which is attached to this Proxy Statement as Appendix A and incorporated herein by reference.
Vote Required
Approval of Proposal 4 requires FOR votes from the holders of at least a majority of the total outstanding shares entitled to vote, regardless of whether such shares are present in person or represented by proxy at the Annual Meeting. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” this proposal. As a “routine” proposal, we do not expect broker non-votes on this proposal.
If the Charter Amendment is approved by the requisite number of our stockholders, we expect to file the approved Charter Amendment with the Secretary of State of the State of Delaware promptly after the Annual Meeting, which will become effective at the time of the filing.
Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of an approved charter amendment with the Secretary of State of the State of Delaware, our Board reserves the right to abandon the approved charter amendment and not to file the charter amendment, even if the Charter Amendment is approved by our stockholders, if our Board, in its discretion, determines that the approved Charter Amendment is no longer in the best interests of our Company or our stockholders.
If the Charter Amendment is not approved by the requisite vote of our stockholders, then the Charter Amendment will not be filed with the Secretary of State of the State of Delaware and our current Amended and Restated Certificate of Incorporation will remain in place and our number of authorized shares will remain unchanged.
The Board of Directors recommends that the stockholders vote FOR approval of the Charter Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of February 29, 2024 (or such other date indicated in the footnotes below), by:
•each person, or group of affiliated persons, who we know to beneficially own more than 5% of our capital stock;
•each of our named executive officers for fiscal year 2023, each of which are currently serving;
•each of our current directors; and
•all our current directors and executive officers as a group.
Percent ownership has been computed based on 298,589,910 shares of our Common Stock outstanding as of February 29, 2024.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 9 Federal Street, Easton, MD.

	Shares of Common Stock Beneficially Owned
	Number		Percent
5% Stockholders
Stammtisch Investments LLC(1)	20,568,267		6.89%
Bryan Pascual(2)	21,711,864		7.27%
Revolve Capital LLC(3)	19,746,465		6.61%
Named Executive Officers and Directors
Paul Prager(1)(4)	46,577,505		15.60%
Patrick Fleury(5)	1,056,238		*
Nazar Khan(6)	23,408,580		7.84%
Kerri Langlais(7)	2,371,649		*
Michael Bucella(8)	162,816		*
Walter Carter	199,049		*
Amanda Fabiano	—	*	*
Christopher Jarvis	—		*
Catherine Motz	144,507		*
Steven Pincus(9)	212,540		*
Lisa Prager	158,840		*
All named current directors and executive officers as a group (11 persons)	74,291,724		24.88%
__________________________________
*Less than 1%.
(1)Consists of 20,568,267 shares of our Common Stock owned directly by Stammtisch, a Delaware limited liability company over which Stammtisch may be deemed to have sole voting and dispositive power. Paul Prager is the sole manager of Stammtisch and has voting and dispositive power over the shares of our Common Stock owned by Stammtisch. See footnote 4 below.
(2)Consists of (i) 19,826,021 shares of our Common Stock owned directly by Bayshore; (ii) 298,541 shares of our Common Stock into which the Series A Preferred Stock held directly by the BJP Revocable Trust are convertible; and (iii) 1,587,302 shares of our Common Stock underlying warrants exercisable at the holder’s option. Bryan Pascual is the sole trustee of the BJP Revocable Trust, which is the controlling member of Bayshore. Accordingly, Bryan Pascual may be deemed to have beneficial ownership over the shares held directly by Bayshore and the BJP Revocable Trust. The address of Bryan Pascual, Bayshore and the BJP Revocable Trust is 53 Palmeras Street, Suite 601, San Juan, Puerto Rico 00901.
(3)Based on a Schedule 13D/A filed with the SEC on February 13, 2024 and Form 4 filed on March 2, 2023. Consists of (i) 17,860,622 shares of our Common Stock owned directly by Revolve; (ii) 298,541 shares of our Common Stock into which the shares of Series A Preferred Stock held directly by Revolve are convertible; and (iii) 1,587,302 shares of our Common Stock underlying warrants exercisable at the holder’s option. Lauren O’Rourke is the sole member and manager of Revolve and may be deemed to have voting and dispositive power over the shares of our Common Stock owned by Revolve. The address of Revolve is 339 Dorado Beach East, Dorado, Puerto Rico 00646.
(4)Consists of (i) 20,568,267 shares of our Common Stock beneficially owned by Stammtisch; (ii) 654,706 shares of our Common Stock directly held by Lucky Liefern LLC (“Lucky Liefern”); (iii) 5,000 shares of our Common Stock directly held by Heorot; (iv) 10,638 shares of our Common Stock directly held by Somerset; (iv) 1,388,889 shares of our Common Stock underlying warrants held by Allin WULF, exercisable at any time at the option of the holder thereof; (v) 582,889 shares of our Common Stock underlying warrants held by Allin WULF, exercisable as of April 1, 2024 at the option of the holder thereof; (v) 2,260,513 shares of Common Stock held by Beowulf E&D, (vi) 1,283,189 share of Common Stock held by the E&D Trust, and (vii) 19,823,414 shares of the Common Stock directly held by various individuals, trusts and limited liability companies which have executed irrevocable proxies in favor of Paul Prager. Paul Prager is the sole manager and president of Stammtisch, the managing member of Lucky Liefern, the managing member of Heorot, the sole managing member of Somerset, the sole managing member of Allin WULF, the sole shareholder of Beowulf E&D and the trustee of the E&D Trust, and in such capacities may be deemed to beneficially own the shares of Common Stock beneficially owned by Stammtisch and Allin WULF and held directly by each of Lucky Liefern, Heorot, Somerset, Beowulf E&D and the E&D Trust.
(5)Consists of (i) 1,029,824 shares of our Common Stock owned directly by Patrick Fleury and (ii) 26,414 shares of our Common Stock owned by Teton Rough Riders Mining LLC of which Patrick Fleury is a managing member.
(6)Consists of (i) 9,387,913 shares of our Common Stock owned directly by Nazar Khan; (ii) 4,019,787 shares of our Common Stock owned by various trusts and limited liability companies over which Nazar Khan may be deemed to have dispositive control; (iii) 901,809 owned by Yaqeen Trust I over which Nazar Khan may be deemed to have dispositive control; (iv) 5,646,093 shares of Common Stock owned by Lake Harriet Holdings of which Nazar Khan is a managing member; (v) 1,388,889 shares of our Common Stock underlying warrants held by Lake Harriet Holdings, exercisable at any time at the option of the holder thereof; and (vi) 2,064,089 shares of our Common Stock underlying warrants held by Lake Harriet Holdings, exercisable as of April 1, 2024 at the option of the holder thereof. Nazar Khan is the sole manager of Lake Harriet Holdings and, in such a capacity, may be deemed to beneficially own the shares of Common Stock beneficially owned by Lake Harriet Holdings.
(7)Consists of (i) 1,476,975 shares of our Common Stock owned directly by Kerri Langlais, (ii) 864,701 shares of our Common Stock owned by a trust over which Kerri Langlais may be deemed to have dispositive control and (iii) 29,973 shares of our Common Stock into which the shares of Series A Preferred Stock held directly by Kerri Langlais are convertible.
(8)Consists of (i) 132,962 shares of our Common Stock owned directly by Michael Bucella and (ii) 29,854 shares of our Common Stock into which the shares of Series A Preferred Stock held directly by Michael Bucella are convertible.
(9)Consists of (i) 206,569 shares of Common Stock owned directly by Steven Pincus and (ii) 5,971 shares of our Common Stock into which the shares of Series A Preferred Stock held directly by Steven Pincus are convertible.

STOCKHOLDER PROPOSALS
A stockholder who wishes to present a proposal for inclusion in the Company’s proxy statement for the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8” and “Exchange Act”, respectively) must deliver the proposal to our principal executive offices (TeraWulf Inc., 9 Federal Street, Easton, MD 21601) to the attention of our Secretary no later than the close of business on November 19, 2024, unless the date of the 2025 Annual Meeting is more than 30 days before or after April 16, 2025, in which case the stockholder proposal must be received a reasonable time before we begin to print and mail our proxy materials.
For any stockholder proposal that is not submitted for inclusion in our proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2025 Annual Meeting, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. Our bylaws provide that stockholders who are seeking to bring business before an annual meeting of stockholders and stockholders who are seeking to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice thereof in writing. Other than for certain of the Company’s significant stockholders, to be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, that, in the event that the date of such meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered (x) no earlier than 30 days before such annual meeting and (y) no later than the 10th day after the day on which the notice of such annual meeting was first made by mail or public disclosure.
We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.
In addition to satisfying the advance notice procedures in our bylaws and other requirements under the Exchange Act, in order to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 15, 2025.
HOUSEHOLDING MATTERS
The SEC has adopted rules that permit companies to deliver a single Notice or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this proxy statement and the Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice and/or proxy statement, either now or in the future, please contact Stefanie C. Fleischmann by mailing a request to TeraWulf Inc., 9 Federal Street, Easton, MD 21601, or by calling our telephone number at 410-770-9500 and requesting to be connected to the office of Stefanie C. Fleischmann. Upon written or oral request to Stefanie C. Fleischmann, we will promptly provide a separate copy of the Annual Report and this proxy statement and Notice. In addition, stockholders at a shared address who receive multiple copies of the Notice or multiple copies of proxy materials may request to receive a single Notice or a single copy of proxy materials in the future in the same manner as described above.
OTHER MATTERS
The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy card will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.
We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is www.investors.terawulf.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
Upon the written request of any record holder or beneficial owner of Common Stock or Series A Preferred Stock entitled to vote at the Annual Meeting, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2023, as filed with the SEC. Requests should be directed to Stefanie C. Fleischmann, TeraWulf Inc., 9 Federal Street, Easton, MD 21601.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this proxy statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, these forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this proxy statement that looks towards the future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this proxy statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

TERAWULF

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/wulf
Use the Internet to vote your proxy.
Scan code below for mobile voting.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

FPO

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:

01 Paul Prager
02 Nazar Khan
03 Kerri Langlais
04 Michael Bucella
05 Walter Carter
06 Amanda Fabiano
07 Christopher Jarvis
08 Catherine Motz
09 Steven Pincus
10 Lisa Prager

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Appendix A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TERAWULF INC.
TeraWulf Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY THAT:

1.The certificate of incorporation of the Corporation as heretofore in effect is hereby amended by replacing Article IV, Section 4.1 with the following:

“4.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is ~~500,000,000~~700,000,000 shares, divided into (a) ~~400,000,000~~600,000,000 shares of Common Stock, with the par value of $0.001 per share (the “Common Stock”), and (b) 100,000,000 shares of Preferred Stock, with the par value of $0.001 per share (the “Preferred Stock”). The authorized number of shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, and no separate vote of such class or series of stock the authorized number of which is to be increased or decreased shall be necessary to effect such change.

The Board (as defined below) is hereby authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of such series. The powers, designations, preferences and relative, participating, optional or other rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, may differ from those of any and all other series at any time outstanding.”

2.The forgoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this _______day of ___________, ~~2023~~2024.

TeraWulf Inc.

By:
Name: Paul Prager
Title: Chief Executive Officer

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